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                                                                    EXHIBIT 21.1


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                                                                STATE OR OTHER JURISDICTION OF
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER            INCORPORATION OR ORGANIZATION
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
The Lamar Corporation                                                 Louisiana
Interstate Logos, Inc.                                                Delaware
Lamar Advertising of Colorado Springs, Inc.                           Colorado
Lamar Advertising of Jackson, Inc.                                    Mississippi
Lamar Advertising of Mobile, Inc.                                     Alabama
Lamar Advertising of South Georgia, Inc.                              Georgia
Lamar Advertising of South Mississippi, Inc.                          Mississippi
Lamar Advertising of Youngstown, Inc.                                 Delaware
TLC Properties, Inc.                                                  Louisiana
Missouri Logos, Inc.                                                  Missouri
Missouri Logos, a Partnership                                         Missouri
Nebraska Logos, Inc.                                                  Nebraska
Oklahoma Logo Signs, Inc.                                             Oklahoma
Utah Logos, Inc.                                                      Utah
Ohio Logos, Inc.                                                      Ohio
Georgia Logos, Inc.                                                   Georgia
Kansas Logos, Inc.                                                    Kansas
Lamar Air, LLC                                                        Louisiana
Lamar Pensacola Transit, Inc.                                         Florida
Lamar Tennessee Limited Partnership, Inc.                             Louisiana
Lamar Tennessee Limited Partnership                                   Tennessee
Lamar Tennessee Limited Partnership II                                Tennessee
Lamar Texas General Partner, Inc.                                     Texas
Lamar Texas Limited Partnership                                       Louisiana
Michigan Logos, Inc.                                                  Michigan
Minnesota Logos, Inc.                                                 Minnesota
Minnesota Logos, a Partnership                                        Minnesota
Mississippi Logos, Inc.                                               Mississippi
New Jersey Logos, Inc.                                                New Jersey
South Carolina Logos, Inc.                                            South Carolina
Tennessee Logos, Inc.                                                 Tennessee
Texas Logos, Inc.                                                     Texas
TLC Properties II, Inc.                                               Texas
Virginia Logos, Inc.                                                  Virginia
Lamar Advertising of Huntington-Bridgeport, Inc.                      West Virginia
Lamar Advertising of Penn, Inc.                                       Delaware
Lamar Advertising of Michigan, Inc.                                   Michigan
Lamar Advertising of Missouri, Inc.                                   Missouri
Canadian TODS Limited                                                 Nova Scotia, Canada
Nevada Logos, Inc.                                                    Nevada
Kentucky Logos, Inc.                                                  Kentucky
Florida Logos, Inc.                                                   Florida
Lamar Electrical, Inc.                                                Louisiana
Lamar Advertising of South Dakota, Inc.                               South Dakota
TLC Properties, L.L.C                                                 Louisiana

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